POWER OF ATTORNEY

The undersigned hereby appoints each of Tigran Sinanyan, Jeffrey B. Coyne, and Abhishek Arora, signing singly, his or her true and lawful attorney-in-fact to:

1. apply for and obtain on behalf of the undersigned the necessary access codes to file Forms 3, 4, 5 and 144, pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Rule 144 of the Securities Act of 1933, respectively, electronically via the EDGAR system pursuant to Regulation S-T and the rules thereunder, and

2. act in a filing agent capacity to perform any and all acts for and on behalf of the undersigned which may be necessary to complete the filing of any such Form 3, 4, 5 and 144 with the U.S. Securities and Exchange Commission and any other authority in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Rule 144 of the Securities Act of 1933.

3. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned hereby grants to each attorney-in-fact the full power and authority, for the undersigned and on behalf of the undersigned, to perform all acts necessary and proper to be done in the exercise of the rights and powers hereby granted.

The undersigned acknowledges that the foregoing individuals are acting under this Power of Attorney at the request of the undersigned and are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

Each attorney-in-fact shall be authorized to act under this Power of Attorney only so long as such attorney-in-fact is an employee of MediaAlpha, Inc. or its subsidiaries or until such time as this Power of Attorney has been revoked, annulled or set aside.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 8TH day of May, 2026.

JASON ALLRED
COMM. #20254745
NOTARY PUBLIC
STATE OF IDAHO
MY COMMISSION EXPIRES 12/01/2031

Lauren StClair Waugh
Lauren StClair Waugh

ACKNOWLEDGMENT

STATE OF IDAHO)
: ss.
County of Valley)

On the 8 day of May, 2026, before me, the undersigned Notary Public, personally appeared Lauren St Claire Waugh, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that s/he executed the same.

IN WITNESS WHEREOF, I have set my hand and seal the day and year as above written.

[signature]

Notary Public for Idaho

Residing at 204 Park Ln McCall ID 83638

Commission Expires: 12/01/2023

JASON ALLRED
COMM. #20254745
NOTARY PUBLIC
STATE OF IDAHO
MY COMMISSION EXPIRES 12/01/2031

For a Power of Attorney Dated May, 8 2026